UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2020

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hancock Street	Portland	ME	04101
Address of principal executive offices			Zip Code

Registrant's telephone number, including area code	207	773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act . ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Changes to 2020 Short-term Incentive Plan (“STIP”)

This change impacts all STIP eligible employees, a significant portion of our employees globally, including each of our executive officers.

On June 23, 2020, the Compensation Committee (the “Committee”) of WEX Inc. (“WEX” or the “Company”) approved changes to the 2020 STIP. When the 2020 STIP targets were initially established and approved on March 2, 2020, the performance metrics for the financial component were compensation adjusted revenue and compensation adjusted operating income. Given the significant economic uncertainty and business disruption created by the COVID-19 pandemic, shared corporate performance goals were changed to the following new metrics:

•Capital Expenditures (“CAPEX”), weighted 40 percent

•Cost Containment, weighted 40 percent

•Revenue and Operating Income of our Health business, weighted 20 percent

The above metrics will be used to determine 2020 STIP attainment.

The performance goals for each of these new metrics are based on performance for the second half of 2020, to align with our near-term business objectives. Individual performance may modify the award payout ± 25 percent for our executive officers, as was previously the case. Maximum potential STIP payout for our executive officers was reduced from 200 percent of target to 150 percent of target, and a minimum level of profitability (Operating Income) was established for threshold STIP pool funding to occur.

This revised 2020 STIP program continues to hold the officer group accountable for shared corporate performance metrics and goals, while also emphasizing and holding leaders accountable for the results they can most influence. Our STIP program is designed to drive behaviors that will support our company being well positioned during, and coming out of, the COVID-19 pandemic.

Approval of Changes to Previously Granted Performance Stock Units (“PSU”)

2020 PSU Grant

This change impacts all employees at WEX that received a relevant 2020 PSU award, including all executive officers.

On March 2, 2020, the Committee approved a grant date target equity value for Ms. Smith, our Chair and CEO, of $6.0 million, 60 percent of which was awarded in the form of PSUs. The grant effective date was March 16, 2020. For other officers, the Committee approved grant date target equity award values that ranged from $0.35 million to $2.0 million, 60 percent of which was also awarded in the form of PSUs. The target value was converted into PSUs based on WEX’s closing price on the date of grant, March 16, 2020. The 2020 PSU award was designed to support our multi-year strategic plan and reward each of the officers for their contribution to the achievement of plan goals during the performance period. There were two performance metrics, Compensation Adjusted Net Income Earnings Per Share, weighted 60 percent, and Compensation Revenue, weighted 40 percent. Three-year performance goals for these metrics were established and approved by the Committee on March 2, 2020.

Since that time, the severity of the impact of COVID-19 on the global economy, and general economic uncertainty, increased significantly. In light of this, on June 23, 2020, the Committee changed the performance goal for the 2020

PSU award to total shareholder return (“TSR”), relative to other companies in the S&P 400 index, and set the payout scale (% of target) as shown in the following table:

The performance period will continue to end on December 31, 2022, and, if earned, PSUs will continue to cliff vest in March 2023, on the third anniversary of the grant date. The PSUs are subject to the terms of the WEX Inc. 2019 Equity and Incentive Plan, and the terms set forth in the applicable PSU award agreement. The holders of the PSUs that are not executive officers will instead be entitled to the payout under the original terms of the 2020 PSUs following the end of the performance period if such payout would be greater. The foregoing description of the PSUs does not purport to be complete and is qualified in its entirety by reference to the form of letter to holders of a Performance-Based Restricted Stock Unit Agreement (2020 Grant), a copy of which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

The Committee believes that the revised 2020 PSU program aligns our compensation program with the long-term interests of our stockholders and will continue to support our objectives of actual pay levels being commensurate with actual annual and multi-year performance outcomes.

2019 PSU Grant

This change impacts all employees at WEX that received a relevant 2019 PSU award, including all executive officers.

On March 1, 2019, the Committee approved a grant date target equity award value for Ms. Smith, our Chair and CEO, of $4.6 million, 60 percent of which was awarded in the form of PSUs. The effective date of the grant was March 20, 2019. For other officers, the Committee approved grant date target equity award values that ranged from $0.35 million to $1.5 million, 60 percent of which was also awarded in the form of PSUs. The target value was converted into PSUs based on WEX’s closing price on the date of grant, March 20, 2019. The 2019 PSU award was designed to support our multi-year strategic plan and reward each of the officers for their contribution to the achievement of plan goals during the performance period. There are two performance metrics, Compensation Adjusted Net Income Earnings Per Share, weighted 60 percent, and Compensation Revenue, weighted 40 percent. Three-year performance goals for these metrics were established and approved by the Committee on March 1, 2019.

Effective June 23, 2020, considering a number of factors, including the impact of the COVID-19 pandemic on the global economy and our business planning, the Committee determined to shorten the performance period for the Compensation Adjusted Net Income Earnings Per Share and Compensation Revenue metrics from the three years ending December 31, 2021 to the two years ending December 31, 2020. The annual growth rates embedded in the original 2019 PSU award three-year goals were maintained. In addition, the Committee determined that it was appropriate to add a relative TSR modifier, measured against other companies in the S&P 400 index, that can modify the payout factor derived from the financial results by ±15%. Relative TSR will be measured from June 23, 2020, the date these award revisions were approved, until the end of the original three-year performance period; i.e., December 31, 2021. The performance and payout scale for the relative TSR modifier is shown below:

If earned, PSUs will continue to cliff vest in March 2022, on the third anniversary of the grant date. The holders of the PSUs that are not executive officers will instead be entitled to the payout under the original terms of the 2019 PSUs following the end of the performance period if such payout would be greater. The PSUs are subject to the terms of the WEX Inc. 2019 Equity and Incentive Plan, and the terms set forth in the applicable PSU award agreement. The foregoing description of the PSUs does not purport to be complete and is qualified in its entirety by reference to the form of letter to holders of a Performance-Based Restricted Stock Unit Agreement (2019 Grant), a copy of which is filed as Exhibit 10.2 hereto, and is incorporated by reference herein.

The Committee believes that the revised 2019 PSU program continues to align our compensation program with the long-term interests of our stockholders, and will continue to support our objectives of actual pay levels being commensurate with actual annual and multi-year performance outcomes.

Approval of the PSUs and Restricted Stock Units (“RSUs”)

Business Continuity Grant

Selected employees across the company – at the Senior Vice President, Vice President, Senior Director, Senior Manager, Manager and Individual Contributor levels – received the Award, in addition to all executive officers.

On June 23, 2020, the Committee approved the terms of PSU and RSU awards to be granted on June 24, 2020 (collectively, the “Award”). The Award was made 75 percent in PSUs and 25 percent in RSUs.
In making the Award, the objectives of the Compensation Committee included to:

•
Further align and focus a broad group of key employees on our stock price and TSR outperformance relative to other companies in the S&P 400 index during, and coming out of, a time of significant economic uncertainty and business disruption created by the COVID-19 pandemic.

•
Motivate a broad group of high-performing employees whom the Committee believes are important to the Company’s continued TSR outperformance and especially critical to achieving success in the current uncertain and evolving COVID-19 economic environment. This additional compensation opportunity is designed to motivate these employees in a manner strongly aligned with the long-term interests of our stockholders. The past success of these employees is demonstrated by the Company’s historic TSR outperformance during the one- and three-year periods ended December 31, 2019, as shown in the following table:

•
Support strong ongoing pay and performance alignment. Our pay-for-performance philosophy, as described in our annual proxy statement, is structured to reward above median performance with commensurate actual pay outcomes (and vice versa for below median performance). Our Committee regularly reviews the pay and performance relationship for continued alignment based on a balanced, strongly performance-based executive pay program.

The Committee approved a grant date target Award value of $6.0 million for Ms. Smith, our Chair and CEO, $2.0 million for Roberto Simon, our Chief Financial Officer, $1.7 million for Scott Phillips, our President, Global Fleet, $1.2 million for Robert Deshaies, our President, Health, $1.0 million for Joel (Jay) Dearborn, our President, Corporate Payments, who are our named executive officers, and grant date target Award values for the Company’s other executive officers that ranged from $0.4 million to $1.0 million. The target Award value will be converted into RSUs and PSUs based on WEX’s closing price on the date of grant, June 24, 2020.
The PSUs are subject to the terms of the WEX Inc. 2019 Equity and Incentive Plan, and the terms set forth in the applicable PSU award agreement. The PSUs may vest after three years, depending upon the achievement of pre-defined performance goals; for the CEO, there is also a one-year holding requirement applicable to the after-tax number of shares issued on vesting of the PSU.

The PSUs have a three-year performance measurement period, commencing with the grant date, and vesting of the PSUs is tied to the Company’s TSR relative to other companies in the S&P 400 index. The PSUs provide for a threshold, target and maximum number of shares that may be earned based upon achievement of relative TSR performance goals adopted by the Compensation Committee, as shown on the following performance and payout scale:
As shown above, median TSR must be exceeded for target PSU payout to occur, and 60thpercentile TSR performance must be exceeded for an above target PSU payout to occur. The PSUs, which constitute 75% of the Award, are intended to complement other elements of the compensation program, which has included absolute financial goals and awards linked to absolute stock price growth. The foregoing description of the PSUs does not purport to be complete and is qualified in its entirety by reference to the form of PSU award agreement, a copy of which is filed as Exhibit 10.3 hereto, and is incorporated by reference herein.

The RSUs, which constitute the remaining 25% of the Award, vest 50 percent two years from the date of grant, and 50 percent three years from the date of grant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Letter to Holders of a Performance-Based Restricted Stock UnitAgreement (2020 Grant)*
10.2	Form of Letter to Holders of a Performance-Based Restricted Stock Unit Agreement (2019 Grant)*
10.3	Form of June 2020 Performance Share Unit Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 29, 2020
WEX Inc.
By:     /s/ Roberto Simon
Name:    Roberto Simon
Title:    Chief Financial Officer
(principal financial officer and principal accounting officer)